UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2010, at the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of Alexandria Real Estate Equities, Inc. (“Alexandria”), Alexandria’s stockholders approved the amendment and restatement of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (as amended and restated, the “Restated 1997 Plan”).  Alexandria’s Board of Directors (the “Board”) approved the Restated 1997 Plan in April 2010, subject to, and effective upon, approval by Alexandria’s stockholders at the 2010 Annual Meeting.  The primary purposes of the amendment and restatement are:

(i)                                     to increase the aggregate number of shares of common stock available for issuance under the Restated 1997 Plan to a total of 3,629,896 shares of common stock, which represents an increase of 3,000,000 shares over the aggregate number of shares of common stock available for issuance as of January 1, 2010;

(ii)                                  to implement a fungible reserve so that, effective on or after January 1, 2010, the number of shares of common stock available for issuance under the Restated 1997 Plan is reduced by (a) one share for each share of common stock issued pursuant to a stock option or stock appreciation right, and (b) two shares for each share of common stock issued pursuant to a restricted stock award, other stock-based award or award of stock in lieu of cash compensation;

(iii)                               to establish responsible share counting, so that shares subject to a stock option or stock appreciation right that are not delivered to a participant because (a) the award is exercised through a reduction of shares subject to the award (that is, “net exercised”) or through the participant’s tender to Alexandria of previously acquired shares, (b) the appreciation distribution on the award is paid in shares of stock, or (c) Alexandria retains those shares to cover the participant’s tax withholding obligation, will not again become available for issuance under the Restated 1997 Plan;

(iv)                              to increase Alexandria’s flexibility to design equity and cash incentives that can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), consistent with market expectations on pay for performance and tax deductibility of compensation by establishing additional performance criteria upon which the performance objectives of other stock-based awards and other cash-based awards are based; and

(v)                                 to extend the term of the Restated 1997 Plan until May 2020.

As a result of grants of stock options and restricted stock awards prior to adoption of the Restated 1997 Plan, the number of shares of common stock available for future grants had been reduced to 576,426 shares as of March 31, 2010. The Board approved the increase in the number of shares of common stock available to help Alexandria achieve its goals by keeping its incentive compensation program competitive with those of comparable companies. The Board approved the implementation of a fungible share reserve and responsible share counting provisions to maximize Alexandria’s flexibility to choose the appropriate mix of equity awards from year to year.

Section 162(m) of the Code denies a deduction to any publicly held corporation for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must provide a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and on the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year. In addition, certain awards may qualify as “performance-based compensation” only if the awards are granted, vest or are settled based upon performance goals that are consistent with one or more pre-established criteria enumerated under the plan.

Accordingly, the Restated 1997 Plan establishes (i) an annual limitation on the number of shares subject to stock options, stock appreciation rights, stock and other stock-based awards granted to any individual during any calendar year of 500,000 shares, (ii) an annual per-person limit of 500,000 shares and $5,000,000 on the maximum number of shares and the maximum amount of cash that that may be subject to other stock-based awards and other cash-based awards, respectively, intended to qualify as performance-based compensation under Section 162(m) of the Code, and (iii) certain performance criteria upon which the performance objectives of other stock-based awards and other cash-based awards may be based. Alexandria is required to seek stockholder reapproval of such limitations and criteria at the first meeting of Alexandria’s stockholders that occurs in 2015.

A more detailed summary of the changes adopted in the Restated 1997 Plan is set forth in Alexandria’s definitive proxy statement for the 2010 Annual Meeting, filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2010 (the “Proxy Statement”). The foregoing summary and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated 1997 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of May 27, 2010, the Board of Alexandria amended and restated its Bylaws.  The following is a summary of changes effected by adoption of the amended and restated Bylaws, which is qualified in its entirety by reference to the amended and restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K.

General.

In addition to the amendments described below, the amended and restated Bylaws include certain changes to (1) clarify language, (2) comply or be consistent with Maryland law and (3) make various technical corrections and non-substantive changes.  The Bylaws as amended and restated are referred to herein as the amended Bylaws.

Advance Notice of Director Nominations and New Business Proposals from Stockholders.

The amended Bylaws expand the information required to be provided by the stockholder nominating an individual for election as a director or making a proposal, including (a) a certification from the proposed nominee that he or she is willing to serve as a director and has disclosed any agreements or understandings in connection with service as a director and (b) a completed questionnaire from the proposed nominee, which is similar to that required of management nominees and incumbent directors.  The amended Bylaws also add a requirement that, if requested by Alexandria, the stockholder nominating an individual for election as a director or making a proposal will confirm in writing that the stockholder continues to intend to bring the nomination or other proposal before the meeting of stockholders.

Item 5.07               Submission of Matters to a Vote of Security Holders

At the 2010 Annual Meeting, seven directors were elected to serve for a one-year term and until their successors are duly elected and qualified.  The following directors were elected pursuant to the votes indicated:

Director	For	Withheld
Joel S. Marcus	34,895,880	2,138,941
Richard B. Jennings	36,628,636	406,185
John L. Atkins, III	36,796,456	238,365
Richard H. Klein	36,749,379	285,442
James H. Richardson	36,393,433	641,388
Martin A. Simonetti	36,775,319	259,502
Alan G. Walton	36,649,158	385,663

Broker non-votes (proxies that are uninstructed on a proposal and are submitted by brokers who are not able to vote on the proposal absent instructions from the beneficial owner of shares of stock) totaled 1,039,306 with respect to each director nominee.  Additionally, there were no abstentions with respect to any director nominee.

At the 2010 Annual Meeting, Alexandria’s stockholders also voted to approve the amendment and restatement of Alexandria’s Restated 1997 Plan.  A total of 26,898,093 shares voted “for” the amendment and restatement, 10,108,513 shares voted “against,” and 28,214 shares abstained. Additionally, there were 1,039,307 shares of broker non-votes with respect to this proposal.

Also at the 2010 Annual Meeting, Alexandria’s stockholders voted to ratify the appointment of Ernst & Young LLP as Alexandria’s independent registered public accountants for the fiscal year ending December 31, 2010. A total of 37,727,845 shares voted “for” the ratification, 343,760 shares voted “against” and 2,522 shares abstained.  Additionally, there were no broker non-votes with respect to this proposal.

Item 9.01               Financial Statements and Exhibits

 (d)                              Exhibits

3.1           Bylaws of Alexandria Real Estate Equities, Inc., as adopted on May 27, 2010.

10.1         Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: June 2, 2010	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer